UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 1, 2008

HENIX RESOURCES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-52747
(State or other jurisdiction of	(Commission File No.)
incorporation)

#41 Huancheng Road
Xinjian Township
Jinyun County
Zhejiang, P.R. China
(Address of principal executive offices and Zip Code)

011 86 578 388 1262
(Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

ITEM 4.01      CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

Previous independent registered public accounting firm

     On December 1, 2008, we terminated Manning Elliott, Chartered Accountants, 11th Floor, 1050 West Pender Street, Vancouver, British Columbia, Canada V6E 3S7, as our independent registered public accounting firm. The decision to dismiss Manning Elliott, Chartered Accountants as our independent registered public accounting firm was approved by our Board of Directors on December 1, 2008. Except as noted in the paragraph immediately below, the reports of Manning Elliott, Chartered Accountants’s financial statements for the years ended April 30, 2008 and 2007 and for the period January 26, 2006 through April 30, 2008 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

     The reports of the Manning Elliott, Chartered Accountants on our financial statements as of and for the years ended April 30, 2008 and 2007 and for the period January 26, 2006 through April 30, 2008 contained an explanatory paragraph which noted that there was substantial doubt as to our ability to continue as a going concern as we had suffered negative working capital, had experienced negative cash flows from continuing operating activities and also due to uncertainty with respect to our ability to meet short-term cash requirements.

     During the years ended April 30, 2008 and 2007 and for the period January 26, 2006 through April 30, 2008, and through December 1, 2008 we have not had any disagreements with Manning Elliott, Chartered Accountants on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Manning Elliott, Chartered Accountants’s satisfaction, would have caused it to make reference to the subject matter of the disagreements in its reports on our financial statements for such years or in connection with its reports in any subsequent interim period through the date of dismissal.

     During the years ended April 30, 2008 and 2007, and through December 1, 2008, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

     On December 2, 2008, we delivered a copy of this report to Manning Elliott, Chartered Accountants. Manning Elliott, Chartered Accountants issued its response. The response stated that it agreed with the foregoing disclosure. A copy of Manning Elliott, Chartered Accountants’s response is attached hereto as Exhibit 16.1.

New independent registered public accounting firm

     On December 1, 2008, we engaged Kempisty & Company, Certified Public Accountants, P.C., 15 Maiden Lane, Suite 1003, New York, New York 10038 an independent registered public accounting firm, as our principal independent accountant with the approval of our board of directors. We have not consulted with Kempisty & Company, Certified Public Accountants, P.C. on any accounting issues prior to engaging them as our new auditors.

     During the two most recent fiscal years and through the date of engagement, we have not consulted with Kempisty & Company, Certified Public Accountants, P.C. regarding either:

1.

The application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that Kempisty & Company, Certified Public Accountants, P.C. concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.

Any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv)(A) of Regulation S-K and the related instruction to Item 304 of Regulation S-K, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-K.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

	Exhibit No.	Description of Exhibit
	16.1	Letter from Manning Elliott, Chartered Accountants

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated this 3rd day of December 2008.

HENIX RESOURCES INC.

BY:	YONGFU ZHU
Yongfu Zhu, president, principal executive officer,
treasurer, secretary, principal financial officer, and
principal accounting officer